UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

PTC Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on February 11, 2026. Three proposals were before the meeting:

•
Elect eight directors to serve until the 2027 Annual Meeting of Shareholders;
•
Advisory vote to approve the compensation of our named executive officers (Say-on-Pay);
•
Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.

The votes with respect to the proposals are set forth below.

Elect Eight Directors to Serve until the 2027 Annual Meeting of Shareholders.
	For	Withheld	Broker Non-Votes
Neil Barua	104,974,287	833,550	4,520,218
Mark Benjamin	99,739,586	6,068,251	4,520,218
Robert Bernshteyn	105,246,016	561,821	4,520,218
Janice Chaffin	97,460,383	8,347,454	4,520,218
Michal Katz	105,238,240	569,597	4,520,218
Corinna Lathan	104,140,715	1,667,122	4,520,218
James Lico	105,391,466	416,371	4,520,218
Trac Pham	105,716,227	91,610	4,520,218

Advisory vote to approve the compensation of our named executive officers (Say-on-Pay).
For	Against	Abstain	Broker Non-Votes
97,603,267	8,087,505	117,065	4,520,218

Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026.
For	Against	Abstain	Broker Non-Votes
98,501,754	11,788,728	37,573	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PTC Inc.

Date:	11 February 2026	By:	/s/Catherine Gorecki
Catherine Gorecki Senior Vice President, Corporate & Securities Counsel, Assistant Secretary